Exhibit 99.1

Twenty One Capital and Cantor Equity Partners Announce Expected Closing of Business Combination and NYSE Listing

Expected Closing December 8, 2025; Combined Company Expected to Begin Trading on NYSE Under Ticker “XXI” on December 9, 2025

December 3, 2025

AUSTIN, Texas--(BUSINESS WIRE)--Twenty One Capital, Inc. (“Twenty One”), the first-ever Bitcoin-native company that expects to be publicly listed, and Cantor Equity Partners, Inc. (“CEP”) (Nasdaq: CEP) today announced that, at the Extraordinary General Meeting of CEP’s shareholders (the “Meeting”) held today, CEP’s shareholders approved the previously announced proposed business combination between the parties (the “Business Combination”), as well as all other proposals related to the Business Combination.

The final voting results for the Meeting will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) by CEP.

Based on today’s shareholder approval and subject to the satisfaction or waiver of certain other closing conditions as described in CEP’s definitive proxy statement and Twenty One’s final prospectus, the Business Combination and related PIPE financings are expected to be consummated on or about December 8, 2025. Following the consummation of such transactions, the combined company will operate as Twenty One Capital, Inc. and its shares of Class A common stock are expected to trade on the New York Stock Exchange (“NYSE”) beginning on December 9, 2025 under the symbol “XXI.”

About Twenty One Capital, Inc.

At closing, Twenty One will be a newly formed operating company focused exclusively on Bitcoin-related business lines that, among other things, offer shareholders a differentiated opportunity to gain exposure to Bitcoin through the equity markets. With a Bitcoin-native operating structure and a strategy designed to deliver long-term value, Twenty One intends to become a leading vehicle for capital-efficient Bitcoin accumulation and related business development.

About Cantor Equity Partners, Inc.

Cantor Equity Partners, Inc. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. CEP is led by Chairman and Chief Executive Officer Brandon Lutnick and sponsored by an affiliate of Cantor Fitzgerald.

About Cantor Fitzgerald, L.P.

Cantor Fitzgerald, with more than 14,000 employees, is a leading global financial services and real estate services holding company and a proven and resilient leader for more than 79 years. Its diverse group of global companies provides a wide range of products and services, including investment banking, asset and investment management, capital markets, prime services, research, digital assets, data, financial and commodities brokerage, trade execution, clearing, settlement, advisory, financial technology, custodial, commercial real estate advisory and servicing, and more.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. federal securities laws, including expectations, intentions, plans, prospects regarding CEP, Twenty One and the Business Combination and the related convertible senior secured notes offering and common equity PIPE financings (the “PIPE Offerings” and, together with the Business Combination, the “Proposed Transactions”) and statements regarding the expected closing date of the Proposed Transactions, the anticipated commencement of trading on the NYSE and Twenty One’s vision and business strategy. These forward-looking statements are generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to, the risk that the Proposed Transactions may not be completed in a timely manner or at all; the failure by the parties to satisfy the conditions to the consummation of the Proposed Transactions; the failure of Twenty One to maintain the listing of its shares of Class A common stock; costs related to the Proposed Transactions and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Twenty One’s anticipated operations and business; the risk that the anticipated benefits of the Business Combination may not be realized, the highly volatile nature of the price of Bitcoin; risks related to increased competition in the industries in which Twenty One will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding Bitcoin; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that after consummation of the Proposed Transactions, Twenty One experiences difficulties managing its growth and expanding operations; the risks that growing Twenty One’s learning programs and educational content could be difficult; challenges in implementing Twenty One’s business plan including Bitcoin-related financial and advisory services, due to operational challenges, significant competition and regulation; the outcome of any potential legal proceedings that may be instituted against CEP, Twenty One or others following the closing of the Business Combination, and other risks and uncertainties described in the filings of CEP and Twenty One with the SEC. The inclusion of any statement in this press release does not constitute an admission by CEP, Twenty One or any other person that the events or circumstances described in such statement are material.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement of CEP and final prospectus of Twenty One, each dated as of November 6, 2025 and as further supplemented, and other documents filed by CEP and Twenty One from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither CEP nor Twenty One presently know or that CEP and Twenty One currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and each of CEP and Twenty One assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither CEP nor Twenty One gives any assurance that either CEP or Twenty One will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by CEP or Twenty One or any other person that the events or circumstances described in such statement are material.

Contacts

MEDIA CONTACTS

Twenty One
press@xxi.money